UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33731	36-2090085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Chicago, Illinois  60631
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	MEI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2023, Methode Electronics, Inc. (the “Company”) announced that Donald W. Duda, its President and Chief Executive Officer, plans to retire once a successor is found. The Company’s Board of Directors (the “Board”) has begun an external search process to identify Mr. Duda’s successor. The timing of Mr. Duda’s retirement is subject to the identification of a new chief executive officer and is currently expected to be after the completion of the Company’s fiscal year ending April 27, 2024. Mr. Duda has agreed to offer his resignation as a director as of the appointment of his successor.

On August 31, 2023, the Company and Mr. Duda executed a Retention, Transition Services and Consulting Agreement (the “Transition Agreement”) for the purpose of outlining Mr. Duda’s role in the Company’s leadership transition following the appointment of his successor and setting his compensation relating to those transition services. The Transition Agreement provides that Mr. Duda will remain in the role of President and Chief Executive Officer at the discretion of the Board until a new chief executive officer is hired, at which time he will remain an employee of the Company with such title as may be determined by the Board until the last day of the third month following the hiring of his successor (his “retirement date”). During that time, he will continue to receive his current base salary and benefits and he will remain eligible for payment of his fiscal 2024 annual bonus award. In no event shall his retirement date be later than August 31, 2024.

Following his retirement date, and subject to the conditions outlined in the Transition Agreement (including his execution of a standard release), Mr. Duda will be engaged as a consultant for a period of nine months in order to assist the Company with respect to the transition of his duties and responsibilities. During such time, Mr. Duda will be paid a consulting fee in the amount of $350,000 per month, prorated for any partial months of services. Mr. Duda will also be restricted under the Transition Agreement from engaging in certain activities in competition with the Company and its subsidiaries or from soliciting suppliers, vendors, customers or employees of the Company or its subsidiaries, for a period ending fifteen months after the end of the consulting period.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the terms of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the planned retirement of Mr. Duda is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Retention, Transition Services and Consulting Agreement dated August 31, 2023

99.1	Press Release dated August 31, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methode Electronics, Inc.

Date: August 31, 2023	By:	/s/ Ronald G. Tsoumas
Ronald G. Tsoumas
Chief Financial Officer